EXHIBIT 99

                      SUBSCRIPTION AGREEMENT

AFTERGLOW EXPLORATIONS, INC.
6318 Quebec Street
Vancouver, British Columbia
V5W 2P7 CANADA

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser")
is purchasing                                                    (           )
shares of Common Stock of AFTERGLOW EXPLORATIONS, INC. (the "Company") at a price of $0.04 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. David Pardev Singh Grewal, and/or Mr. David Franc Knapfel solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Grewal and/or Mr. Knapfel.

MAKE CHECK PAYABLE TO: AFTERGLOW EXPLORATIONS, INC.

Executed this    day of         , 2006.


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      Signature of Purchaser

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       Address of Purchaser


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    Printed Name of Purchaser


                 PLEASE ENSURE FUNDS ARE IN US DOLLARS
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Number of Shares Purchased   X $0.04 = $USD Total Subscription Price

Form of Payment:

Cash:
      ----------------               AFTERGLOW EXPLORATIONS, INC.
Cheque                               By:
No.:                                    --------------------------------
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Other:                               Title:
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